EXHIBIT 2
         to SCHEDULE 13D



                                VOTING AGREEMENT

         This VOTING AGREEMENT (this "AGREEMENT") is made and entered into as of July 21, 2003 (the "EFFECTIVE DATE"), by and between Atlantic Data Services, Inc. a Massachusetts corporation ("ADS"), and the undersigned stockholder of ADS ("STOCKHOLDER").

                                    RECITALS

         A. This Agreement is entered into in connection with that certain Agreement and Plan of Merger dated as of even date herewith, as amended from time to time (the "MERGER AGREEMENT"), by and between ADS and ADS Acquisition Company LLC, a Massachusetts limited liability company ("LLC"), pursuant to which LLC will merge with and into ADS, the separate corporate existence of LLC will cease and ADS will continue as the surviving corporation, all upon and subject to the terms and conditions of the Merger Agreement and certain other agreements entered into thereunder (the "MERGER"). Capitalized terms that are used in this Agreement which are not otherwise defined herein will have the meanings given such terms in the Merger Agreement.

         B. As of the Effective Date of this Agreement, Stockholder owns in the aggregate (including shares held both beneficially and of record and other shares held either beneficially or of record) the number of shares of ADS capital stock set forth below Stockholder's name on the signature page of this Agreement (all such shares, together with any shares of capital stock of ADS that may hereafter be acquired by Stockholder, being collectively referred to herein as the "SUBJECT SHARES").

         C. Stockholder is entering into this Agreement as a material inducement to, and in consideration of, ADS' willingness to enter into the Merger Agreement.

                                    AGREEMENT
                                    ---------

         The parties to this Agreement, intending to be legally bound, agree as follows:

         1.       TRANSFER OF SUBJECT SHARES.

                  1.1 NO DISPOSITION OR ENCUMBRANCE OF SUBJECT SHARES. Stockholder agrees with ADS that, prior to the Expiration Date (as defined below), Stockholder will not, directly or indirectly, sell, transfer, exchange, pledge, encumber or otherwise dispose of, or in any other way reduce Stockholder's risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to, any Subject Shares; provided, however, that notwithstanding the foregoing, the Stockholder may transfer all or any portion of the Subject Shares (a) by will or intestacy, (b) to the Stockholder's members, partners, affiliates or immediate family members (including Stockholder's spouse, lineal descendants, father, mother, brother, sister or first cousin, and father, mother, brother or sister of Stockholder's spouse), (c) to LLC or any parent, subsidiary or affiliate of LLC, or (d) to a trust, the beneficiaries of which are such Stockholder and/or members of Stockholder's immediate family; provided, further, that the donee or transferee agrees in writing to be bound by the foregoing in the same manner as Stockholder. As used herein, the term "EXPIRATION DATE" means the earlier to occur of (i) such time as the Merger Agreement is terminated in accordance with its terms, (ii) the Closing Date (as defined in the Merger Agreement), or (iii) the date of execution of a written agreement by ADS and Stockholder to terminate this Agreement.

                  1.2 TRANSFER OF VOTING RIGHTS. Stockholder agrees that, prior to the Expiration Date, Stockholder will not deposit any of the Subject Shares into a voting trust or grant a proxy or enter into an agreement of any kind with respect to the voting of any of the Subject Shares, except in connection with a vote to approve the transaction contemplated by the Merger Agreement.

         2. VOTING OF SUBJECT SHARES. Stockholder agrees that, prior to the Expiration Date, at any meeting of the stockholders of ADS, however called, and in any action taken by the written consent of stockholders of ADS without a meeting, unless otherwise directed in writing by ADS, Stockholder will vote the Subject Shares:

                           (i)      in favor of the Merger, the execution,
delivery and performance by ADS of the Merger Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions and agreements contemplated by the Merger Agreement and any action required in furtherance hereof and thereof; and

                           (ii)     against any proposal for any
recapitalization, merger, sale of a substantial portion of ADS' assets or other business combination between ADS and any person or entity (other than the Merger) or any other action or agreement that would result in a breach of any covenant, representations or warranty or other obligation or agreement of ADS under the Merger Agreement or which could result in any of the conditions to ADS' obligations under the Merger Agreement not being fulfilled (an "ALTERNATIVE TRANSACTION"), unless such Alternative Transaction has been approved by the Board of Directors of ADS upon the recommendation of the Independent Committee. The Stockholder shall not commit or agree to take any action inconsistent with the foregoing. The Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

                  Notwithstanding the foregoing, Stockholder shall have no obligation to vote any of the Subject Shares as set forth above if in the reasonable judgment of Stockholder there has occurred any event that has had, or would be reasonably likely to have, a Material Adverse Effect on the Company. Prior to the Expiration Date, Stockholder will not enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with this Section 2.

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF STOCKHOLDER. Stockholder hereby represents, warrants and covenants as follows:

                  3.1 AUTHORITY, ENFORCEABILITY. Stockholder has full power and authority to enter into, execute, deliver and perform Stockholder's obligations under this Agreement and to make the representations, warranties and covenants contained herein, and that all corporate or similar action required for the authorization, execution, delivery and the performance of all


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

obligations of Stockholder under this Agreement and the agreements contemplated hereby have been obtained. This Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

                  3.2 SUBJECT SHARES OWNED. As of the Effective Date of this Agreement, Stockholder owns in the aggregate (including shares held both beneficially and of record and other shares held either beneficially or of record) the number of shares of ADS capital stock set forth below Stockholder's name on the signature page of this Agreement free and clear from any encumbrance, and does not directly or indirectly own, either beneficially or of record, any shares of capital stock of ADS, or rights to acquire any shares of capital stock of ADS, or other securities of ADS, other than the Subject Shares set forth below Shareholder's name on the signature page hereof.

                  3.3 FURTHER ASSURANCES. Stockholder agrees to execute and deliver any additional documents and instruments, and take such actions as are reasonably necessary to carry out the purposes and intent of this Agreement.

         4.       MISCELLANEOUS.

                  4.1 SEVERABILITY. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

                  4.2 AMENDMENT AND WAIVER. This Agreement or any provision hereof may be amended, modified, superseded, canceled, renewed, waived or extended only by an agreement in writing executed by ADS and Stockholder. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

                  4.3 ASSIGNMENT. This Agreement and all rights and obligations hereunder may not be transferred or assigned by ADS or Stockholder at any time without the prior written consent of ADS and Stockholder; PROVIDED, HOWEVER, that Stockholder may transfer or assign this Agreement and all rights and obligations hereunder as set forth in Section 1.1 without the prior written consent of ADS. This Agreement will be binding upon, and inure to the benefit of, the persons or entities who are permitted, by the terms of this Agreement, to be successors, assigns and personal representatives of the respective parties hereto.

                  4.4 GOVERNING LAW. The validity, interpretation and enforcement of this Agreement will be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts, excluding that body of laws pertaining to conflict of laws.

                  4.5 COSTS OF ENFORCEMENT. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings or otherwise, the non-prevailing party will pay


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

all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys' and experts' fees.

                  4.6 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which, taken together, constitute one and the same agreement.

                  4.7 ENTIRE AGREEMENT; TERMINATION. This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof. This Agreement shall only terminate on the Expiration Date.

                  4.8 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that each party will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to each party upon any such violation, each party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available at law or in equity.

                  4.9 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by facsimile, or sent by overnight courier (prepaid) to the respective parties as follows:


         If to ADS:                 Members of the Independent Committee
                                    of the Board of Directors
                                    One Batterymarch Park
                                    Atlantic Data Services, Inc.
                                    Quincy, MA 02169
                                    Attention:  Richard D. Driscoll, Chairman
                                    Telephone:  (617) 770-3333
                                    Facsimile:  (617) 689-1105

         With copy to:              McDermott, Will & Emery
                                    28 State Street
                                    Boston, MA 02109
                                    Attention:  John J. Egan III, P.C.
                                    Telephone:  (617) 535-4040
                                    Facsimile:  (617) 535-3800


         If to the Stockholder:     To the addresses for notice set forth on the
                                    last page hereof.

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, the undersigned parties have executed this
Agreement as of the Effective Date.

ATLANTIC DATA SERVICES, INC.

By: ___________________________________

Name: _________________________________

Title:_________________________________

STOCKHOLDER

(INDIVIDUAL SIGNATURE BLOCK):           (ENTITY SIGNATURE BLOCK):

                                        _______________________________________
                                          (PLEASE PRINT OR TYPE COMPLETE NAME
                                                      OF ENTITY)

___________________________________     By: ___________________________________
         (SIGNATURE)                                    (SIGNATURE)

Name: _____________________________     Name:__________________________________
     (PLEASE PRINT OR TYPE FULL NAME)         (PLEASE PRINT OR TYPE FULL NAME)

                                        Title:_________________________________
                                              (PLEASE PRINT OR TYPE FULL NAME)


ADS Common Stock (No. of Shares):       _______________________________________
ADS Common Stock held indirectly (No. of Shares): _____________________________ Rights to Acquire ADS Common Stock (No. of Shares): ___________________________

Address:                                With a copy of any notice to:
____________________________            ___________________________________
____________________________            ___________________________________
____________________________            ___________________________________

TELEPHONE: __________________           TELEPHONE: ________________________

FACSIMILE: ___________________          FACSIMILE: ________________________


                      [SIGNATURE PAGE TO VOTING AGREEMENT]


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